Exhibit 10.2

Third Amendment
Dated as of September 9, 2016
to
Receivables Sale Agreement
Dated as of May 31, 2012
This Third Amendment (the “Amendment”), dated as of September 9, 2016, is entered into among GMO Receivables Company (the “Seller”), KCP&L Greater Missouri Operations Company (the “Initial Collection Agent”), Victory Receivables Corporation (the “Purchaser”), and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as agent for the Purchaser (the “Agent”).
Reference is hereby made to that certain Receivables Sale Agreement, dated as of May 31, 2012 (the “Sale Agreement”), among the Seller, the Initial Collection Agent, the Purchaser and the Agent. Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents (as defined in the Sale Agreement) shall have the same meaning herein as defined therein.
For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Upon execution by the parties hereto in the space provided for that purpose below, the Sale     Agreement shall be, and it hereby is, amended as follows:
(a)    The defined term “Bank Rate” appearing in Schedule I to the Sale Agreement is hereby amended by deleting the reference to “BTM LIBO Rate” and replacing it with “LIBOR”.
(b)    The defined term “BTM LIBO Rate” appearing in Schedule I to the Sale Agreement is hereby deleted in its entirety.
(c)    The following new defined term is hereby added to Schedule I to the Sale Agreement to appear in the appropriate alphabetical order, and to read as follows:
“LIBOR” means, for any Tranche Period, an interest rate per annum determined on the basis of the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person which takes over the administration of that rate) for deposits in Dollars for a period approximately equal to such Tranche Period as it appears on the relevant display page on the Bloomberg Professional Service (or any successor or substitute page or service providing quotations of interest rates applicable to Dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Bank from time to time), at approximately 11:00 a.m., London, England time, two (2) Business Days prior to the first day of such Tranche

Period. Notwithstanding the foregoing, if the LIBOR rate is below zero, the rate will be deemed to be zero.
(d)    Clause (d) of the defined term “Termination Date” appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:
(d)    September 8, 2017.
Section 2.    The Sale Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents and all other documents executed in connection therewith, are in all respects ratified and confirmed. From and after the date hereof, the Sale Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Sale Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Purchaser under, nor constitute a waiver of any provision of, the Sale Agreement.
Section 3.    This Amendment shall be effective as of the date first above written upon satisfaction of the following conditions precedent:
(a)    The Agent shall have received counterparts of this Amendment duly executed by the parties hereto.
(b)    The Agent shall have received executed counterparts to the Amended and Restated Fee Letter and the renewal fee described therein.
(c)    No Events of Default shall have occurred and be continuing either before or immediately after giving effect to this Amendment.
(d)    The representations and warranties contained in the Sale Agreement shall be true and correct both as of the date hereof and immediately after giving effect to this Amendment.
Section 4.    This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be deemed to be an original.
Section 5. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 6.    This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York (including Section 5-1401-1 of the General Obligations Law), but without regard to any other conflict of laws provisions thereof.
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In Witness Whereof, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH, as the Agent

/s/ Christopher Pohl
By: Christopher Pohl
Title: Managing Director

VICTORY RECEIVABLES CORPORATION

/s/ David V. DeAngelis
By: David V. DeAngelis
Title: Vice President

GMO RECEIVABLES COMPANY

/s/ James P. Gilligan
By: James P. Gilligan
Title: President

KCP&L GREATER MISSOURI OPERATIONS COMPANY

/s/ Lori A. Wright
By: Lori A. Wright
Title: Vice President - Corporate Planning,
Investor Relations and Treasurer

Signature Page to Third Amendment to Receivables Sale Agreement

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